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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 15, 2002



                       UNITED DOMINION REALTY TRUST, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)




           Virginia                       1-10524                54-0857512
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(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
 incorporation of organization)                              Identification No.)



                 400 East Cary Street, Richmond, Virginia 23219
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               (Address of principal executive offices - zip code)



                                 (804) 780-2691
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               Registrant's telephone number, including area code

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ITEM 5.  OTHER EVENTS

On January 15, 2002, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, issued a Press Release announcing an increase in the dividends payable to common stock shareholders for 2002. The following is a summary of United Dominion Realty Trust, Inc.'s Press Release:

                          UNITED DOMINION REALTY TRUST
                      INCREASES 2002 COMMON STOCK DIVIDEND

RICHMOND, Virginia (January 15, 2002) United Dominion Realty Trust, Inc. (NYSE:
UDR) announced today that it will increase the dividend payable to common stock holders for the First Quarter 2002 Dividend to $.2775 per share (compared to $.27 per share in 2001). This increase, on an annualized basis, would correspond to a dividend for 2002 of $1.11 per share (a 2.8% increase over 2001). This increase in the First Quarter Dividend is reflective of the Company's continued improving operations and profitability. The Company has a 25-year track record of increasing the dividend annually. Based on First Call earnings estimates of Funds From Operations ("FFO") of $1.63 for 2002, the 2002 payout ratio would be 68%.

Future dividends will be at the discretion of the Company's Board of Directors after considering actual FFO, financial conditions and capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code and other factors.

United Dominion is one of the country's largest multifamily real estate investment trusts owning and operating apartment communities nationwide. The Company currently owns all or an interest in approximately 76,000 apartment homes and is the developer for over 800 homes under construction. United Dominion's common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.
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In addition to historical information, this press release contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the company's actual results, performance, achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements. For more details, please refer to the company's SEC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              UNITED DOMINION REALTY TRUST, INC.



Date:   January 16, 2002                  /s/ Christopher D. Genry
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                                          Christopher D. Genry
                                          Executive Vice President and
                                                   Chief Financial Officer

Date:   January 16, 2002                  /s/ Scott A. Shanaberger
     --------------------------           ------------------------
                                          Scott A. Shanaberger
                                          Vice President and
                                                   Chief Accounting Officer

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